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                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                      COMMERCIAL GUARANTY BANCSHARES, INC.
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

         THIS AMENDED AND RESTATED COMMERCIAL GUARANTY BANCSHARES, INC. EMPLOYEE INCENTIVE STOCK OPTION PLAN is entered into and effective as of July 19, 2000.

                                    RECITALS

         WHEREAS, Commercial Guaranty Bancshares, Inc. (the "Company") and Enterbank Holdings, Inc. ("Enterbank") entered into an Agreement and Plan of Merger dated January 5, 2000, as amended (the "Agreement"), pursuant to which, among other things, a subsidiary of Enterbank merged with the Company (the "Merger"), and as a result, the Company became a wholly owned subsidiary of Enterbank; and

         WHEREAS, pursuant to the Agreement, each outstanding and unexercised option to purchase the Company's Common Stock is to be converted into an option to purchase Enterbank Common Stock; and

         WHEREAS, Enterbank and the Company wish to amend the Company's Employee Incentive Stock Option Plan (the "Plan") as provided herein.

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                     PURPOSE

         The purpose of this Employee Incentive Stock Option Plan (hereinafter the "Plan") is to enable the Company and any of the Company's subsidiaries to attract into and retain in its employ persons of outstanding competence and motivation. The Plan is intended to provide additional


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incentive for unusual industry and efficiency by offering an opportunity for key employees to acquire a proprietary interest in the Company and, thereby, to share in its future growth. The Company believes that its goal of attracting and retaining outstanding individuals may be achieved by granting incentive stock options to eligible key employees from time to time, with such options meeting all the requirements of IRC Section 422.

                                   DEFINITIONS

         The terms used in this Plan shall have the following meanings:

         - "AFFILIATED COMPANIES" means Enterbank Holdings, Inc. and companies which are members of the Enterbank Holdings, Inc. affiliated group under IRCss.1504(a).

         -        "COMPANY" means Commercial Guaranty Bancshares, Inc.

         - "COMPENSATION COMMITTEE" means the committee that may be established by the Board of Directors of Enterbank Holdings, Inc. to administer, construe and interpret this plan. If at any time the Board of Directors of Enterbank Holdings, Inc. has not established a Compensation Committee, all references herein to the Compensation Committee shall be deemed to mean the Board of Directors of Enterbank Holdings, Inc.

         - "DISABILITY" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months, such being determined independently by a duly licensed physician.

         - "EMPLOYEE" means any person, including an officer of the Company or any of the Company's subsidiaries, who is employed by the Company or any of the Company's


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                  subsidiaries on a full-time basis, who is compensated for such employment by a regular salary, and who, in the opinion of the Board of Directors of the Company (and any of the Company's subsidiaries, if applicable), is one of the key professional or executive persons employed by the Company or any of the Company's subsidiaries, in a position to contribute materially to its continued growth and development and to the Company's or any of the Company's subsidiaries future financial success. The term does not include persons who are retained by the Company or any of the Company's subsidiaries as independent contractors or as consultants only.

         -        "ENTERBANK" means Enterbank Holdings, Inc.

         - "FAIR MARKET VALUE" means the fair market value of the Shares as determined by a third party appraiser selected by the Compensation Committee.

         -        "IRC" means the Internal Revenue Code of 1986, as amended.

         - "OPTION" means a stock option granted pursuant to the terms of this Plan.

         - "OWNER-EMPLOYEE" means an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

         - "PARTICIPANT" means an Employee who has been granted an Option under the Plan. The term shall also include a former Employee who had been granted an Option while serving as an Employee of the Company or any of the Company's subsidiaries, the personal representative of a deceased Participant, and a transferee from a deceased Participant who receives an Option in a transfer by Will or under the laws of descent and distribution in the manner permitted by this Plan.


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         -        "PLAN" means the Employee Incentive Stock Option Plan adopted by the Company and set forth herein, and all amendments and supplements thereto.

         - "RETIREMENT" means a severance from the Company's, or any of the Company's subsidiaries, employment either upon or after attainment of age sixty-five (65) or after having been employed by the Company and any of the Company's subsidiaries, collectively, on a full-time basis for a period of twenty (20) years.

         -        "SHARES" means shares of Common Stock of Enterbank Holdings,
                  Inc.

                                 ADMINISTRATION

         No member of the Compensation Committee shall be liable for any act done or determination made in good faith. The construction and interpretation of any provision of this Plan by the Compensation Committee shall be final and conclusive.

                                   ELIGIBILITY

         The class of persons eligible to participate in the Plan as recipients of Options shall include only Employees who hold executive or other major positions of responsibility in the management of the affairs of the Company or any of the Company's subsidiaries.

                                  OPTION SHARES

         The aggregate number of Shares to be issued under the Options granted pursuant to this Plan shall not exceed 86,000 Shares of authorized but unissued common stock (the "Total Option Shares"). Such Shares shall not be subject to any preemptive rights. Any such Shares which remain unissued at the termination of this Plan shall cease to be reserved for the purposes of this Plan but, until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.


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                                GRANT OF OPTIONS

         The Company, by action of the Compensation Committee, and subject to the provisions of this Plan, may from time to time grant Options to such Employees as may be selected by the Board of Directors of the Company. The Company may also, by action of the Compensation Committee and with the express approval of the Board of Directors of the Company's subsidiary, and subject to the provisions of this Plan, from time to time grant Options to such Employees Company's subsidiary as may be selected by the Board of Directors of the Company. The number of Shares which may be purchased pursuant to the Options so granted shall be determined by the Board of Directors of the Company (and subject to the approval of the subsidiary's Board of Directors if the Options are being granted to an Employee of that Company subsidiary) and shall be clearly set forth in the grant of such Options. Each grant of an Option shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors (and subject to the approval of the subsidiary's Board of Directors if the Options are being granted to an Employee of that Company subsidiary) and Compensation Committee at the time of the grant, subject to the terms, conditions and limitations set forth in this Plan. Notwithstanding the foregoing, no Options may be granted under the Plan on or after July 19, 2000.

                                  OPTION PRICE

         The Option price for the Shares to be issued under the Plan shall be determined by the Compensation Committee, but in no event shall such Option price be less than the Fair Market Value of such Shares at the time the Option is granted. The method for determining the Fair Market Value of the Shares shall remain consistent with the provisions of the IRC and the regulations promulgated thereunder, and such value shall be determined by a third party appraiser selected by the Compensation Committee.


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         Notwithstanding the foregoing, if at the time an Option is granted to an Employee and such Employee is an Owner-Employee (as defined herein), the Option price at the time the Option is granted to such Employee shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option at such time, and such Option shall not be exercisable after the expiration of the five (5) year period commencing on the date such Option is granted.

                               DURATION OF OPTION

         In no event shall any Option granted pursuant to this Plan be exercisable after the expiration of the ten (10) year period commencing on the date such Option is granted (the "Option Period"). In addition, upon the termination of a Participant's employment with the Company or any of the Company's subsidiaries or any Affiliated Companies for any reason other than the death, Retirement or Disability of such Participant, any and all Options held by such Participant at the time of such termination shall lapse immediately upon such termination. In the event a Participant's employment with the Company or any of the Company's subsidiaries is terminated due to Retirement, any and all Options held by such Participant at the time of such termination must be exercised within three (3) months after such termination (but in no event more than ten (10) years after the date such Option was granted), and otherwise such Options shall lapse. In the event a Participant's employment with the Company or any of the Company's subsidiaries is terminated due to death or a Participant dies within three (3) months after termination of employment due to Retirement, any and all Options held by such Participant at the time of his death must be exercised within one (1) year after his death (but in no event more than ten
(10) years after the date such Option was granted), and otherwise such Options shall lapse. In the event a Participant's employment with the Company or any of the Company's subsidiaries is terminated due to Disability, any and all Options held by such Participant at the time of such termination must be exercised within one (1) year after any such termination (but


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in no event more than ten (10) years after the date such Option was granted), and otherwise such Option shall lapse. In the event of the death of a Participant, any and all Options held by such Participant at death may be exercised by the personal representative of such Participant or by any transferee permitted to receive such Options under the provisions of this Plan.

                               EXERCISE OF OPTIONS

         An Option shall be exercisable, in whole or in part, only within the period specified in the grant of the Option, which period shall not extend beyond the date ten (10) years after the date of the grant. In addition, no Option granted to a Participant under this Plan shall be exercisable while there is outstanding (as defined in IRC ss.422A(c)(7)) any other Option which was granted to such Participant prior to the granting of such Option. A Participant shall exercise an Option by delivering to the Company written notice which states such intention and the number of Shares to be acquired thereby and by making payment for such Shares to the Company at its principal office. Upon the exercise of an Option by a Participant in compliance with the provisions of this paragraph, and upon receipt by the Company of payment for the Shares acquired under such Option, the Company shall deliver or cause to be delivered to such Participant a certificate or certificates registered in the name of such Participant for the number of Shares to be issued pursuant to the exercise of the Option; provided, however, that in no event shall any Shares be issued pursuant to the exercise of an Option until full payment therefor shall have been made by cash or certified check, and the Participant shall not exercise any rights with respect to such Shares until they have been issued. Notwithstanding the foregoing, in lieu of payment for the Shares by cash or certified check, the Compensation Committee may, in its absolute discretion, permit payment for the Shares to be made by any other method it deems acceptable and which still meets the requirements of IRC Section 422 and is in compliance with Kansas law.


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         Upon the delivery of a Share certificate pursuant to the exercise of an
Option by a Participant in compliance with the provisions hereof, a notation shall be made on the back of the grant of Option which was exercised in whole or in part indicating the number of Shares acquired, the date of acquisition, and the total purchase price paid. Such notation shall be initialed by the Participant and by the President of the Company at the closing of such sale.

                           PARTIAL EXERCISE OF OPTIONS

         Except as otherwise specifically provided herein, an Option may be exercised in part by a Participant only upon the following conditions:

         - Only one (1) partial exercise of an Option may be made by each Participant during any calendar quarter; and

         - Each partial exercise of any Option must result in the acquisition of at least 600 Shares.

                      RESTRICTION ON DISPOSITION OF SHARES

         All options and Shares obtained through any Options shall be subject to the Stockholders' Agreement and all dispositions of Shares (or Options) shall be governed by the terms and conditions set forth in the Stockholders' Agreement.

                  RIGHT TO PURCHASE AFTER CERTAIN TERMINATIONS

         In the event a Participant's employment with the Company or any of the Company's subsidiaries or any Affiliated Companies shall be terminated for any reason other than death, Disability, or Retirement, the Company shall have the right to purchase all or any portion of the Shares purchased by such Participant pursuant to the exercise of an Option. Such right shall be exercised by delivering written notice of the intention to do so to such Participant within six (6) months after any such termination. The purchase price to be paid by the Company for such Shares


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shall be the Fair Market Value thereof as of the date of the exercise of the right provided for herein. The Company shall pay for such Shares in cash or by certified check within thirty (30) days after the determination of the Fair Market Value of such Shares, but not until the Participant has delivered to the Company the Shares properly endorsed and free of any encumbrances.

                                   ADJUSTMENT

         In the event Enterbank declares a stock dividend, or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, stock-split, combination or exchange of Shares, or like adjustment, the number of Shares and the class of Shares subject to any Option granted pursuant to this Plan, and the Option price to be paid therefor, shall be adjusted by appropriate changes in this Plan and in any Options outstanding pursuant to this Plan. Any such adjustment to the Plan or to the Options or to the Option prices shall be made by action of the Compensation Committee and the determination of the Compensation Committee with respect thereto shall be conclusive. Notwithstanding the foregoing, no adjustment shall be made to any Option granted pursuant to this Plan which would cause such Option to cease to qualify as an Incentive Stock Option within the meaning of IRC Section 422.

         All provisions of this Plan, including without limitation all rights and restrictions concerning sale, transfer or other disposition of Shares shall apply with equal force and effect to any additional Shares or different class of shares made subject to any Option granted pursuant to this Plan, as a result of an adjustment in accordance with the provisions hereof. Such additional Shares or different class of shares shall be treated in all respects as Shares originally subject to the provisions of this Plan.


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                        INTENTION TO CONTINUE EMPLOYMENT

         Each Participant, as a condition to the granting to him of each Option hereunder, shall represent to the Company that it is his present intention to remain in the employ of the Company (or any of the Company's subsidiaries or any Affiliated Companies), subject to the rights of the Company or any of the Company's subsidiaries or any Affiliated Companies to terminate the employment of such Participant at any time, for a period of at least two years after the date of such grant or until the death, Disability, or Retirement of such Participant prior to the expiration of such two year period.

                              LIMITATION OF RIGHTS

         No provision in this Plan shall be construed by the Company, any of the Company's subsidiaries or any Employee in any way to:

         - Give any Employee of the Company or any of the Company's subsidiaries any right to be granted any Options other than those granted to him in the sole discretion of the Board of Directors;

         - Give a Participant at any time while he is not an actual shareholder of the Company any rights whatsoever to inspect the financial statements or books of record of the Company;

         - Limit in any way the right of the Company or any of the Company's subsidiaries to terminate a Participant's employment with the Company or any of the Company's subsidiaries at any time;

         - Be evidence of any agreement or understanding, express or implied, that the


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                  Company or any of the Company's subsidiaries will employ a
                  Participant in any particular position or at any particular rate of remuneration or for any particular period of time.

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may terminate or amend this Plan at any time; provided, however, that any such termination or amendment shall not alter, amend, discontinue, revoke, or otherwise impair any outstanding Options previously granted pursuant to this Plan which remain unexercised.

                               REQUIREMENTS OF LAW

         If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency shall require the Company or a Participant to take any action with respect to the Shares acquired by the exercise of an Option, the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Shares so acquired shall be postponed until full compliance has been made with all such requirements of such law or regulation. Further, at or before the time of the delivery of the Shares acquired by the exercise of an Option, each Participant shall deliver to the Company a written statement that he intends to hold the Shares so acquired for investment and not with a view to resale or other distribution to the public. In addition, in the event the Company shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the Shares or to qualify any such Shares for an exemption from any of the requirements of said Act or any other law, the Company shall take such action at its own expense, and not until such action has been completed shall such Shares be delivered to the Participant exercising the Option.


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                     LIQUIDATION AND DISSOLUTION OF COMPANY

         In the event of the complete liquidation or dissolution of the Company other than by merger, any and all Options remaining outstanding and unexercised shall be deemed canceled without regard to and without limitation by any other provision of this Plan.
                               GENERAL PROVISIONS

         This Plan constitutes the entire Plan and supersedes any prior understandings whether written or oral. No modification or claimed waiver of any of the provisions of this Plan shall be valid unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

         All notices required or permitted hereunder, unless otherwise specifically provided, may be given by mailing the same by United States registered or certified mail, return receipt requested, addressed to the President of the Company's principal office, and to each Employee and/or Participant at his latest address as shown on the records of the Company. Notices may also be given by personal delivery which, in the case of the Company, shall be to an executive officer of the Company. All notices by the Company to an Employee shall be deemed to have been given on the date of delivery to the United States Post Office or on the date of personal delivery, as the case may be. All notices by an Employee to the Company shall be deemed to have been given when received by the Company.

         The validity, interpretation, performance of, and any dispute connected with this Plan shall be governed by and construed in accordance with the laws of the State of Kansas.

         As used herein, the masculine gender shall be deemed to include the feminine.

         The titles appearing herein are for convenience only, and shall not be deemed to define, limit, construe or otherwise affect the other provisions of this Plan.


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                                 EFFECTIVE DATE

         This Amended and Restated Plan is effective on the date set forth below.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be adopted as of the 19th day of July, 2000.



ENTERBANK HOLDINGS, INC.                     COMMERCIAL GUARANTY
                                             BANCSHARES, INC.

By:   /s/ Fred Eller                         By:   /s/ Scott Woods
   -------------------                          -------------------------------
    Fred Eller, President                        Scott Woods, President